UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 30, 2025, BioAtla, Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”). The Special Meeting was held to consider and vote on the following proposals: (1) the potential issuance of 20% or more of the aggregate number of Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding as of November 20, 2025 pursuant to the Pre-Paid Advance Agreements, dated November 20, 2025 (the “Exchange Cap”), by and between the Company and each of YA II PN, Ltd., a Cayman Islands exempt limited company (“Yorkville”), Anson Investments Master Fund LP and Anson East Master Fund LP, and the Standby Equity Purchase Agreement, dated November 20, 2025, by and between the Company and Yorkville, pursuant to Nasdaq Listing Rule 5635(d) (“Proposal No. 1”); (2) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Company’s Board of Directors (the “Board”), effect a reverse stock split with respect to the Common Stock at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the Company’s stockholders (“Proposal No. 2”); and (3) the adjournment or adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 or Proposal No. 2 (“Proposal No. 3”).

Present at the Special Meeting, in person or by proxy, were holders of 39,098,928 shares of Common Stock as of November 25, 2025 (the “Record Date”), representing at least a majority of the voting power of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date, which constituted a quorum for the transaction of business. At the time of the Special Meeting, there were insufficient votes to approve Proposal No. 2, and the Company decided to adjourn the Special Meeting for the purpose of soliciting additional proxies with respect to Proposal No. 2. Accordingly, the matters voted upon at the Special Meeting were Proposal No. 1 and Proposal No. 3. The votes cast with respect to Proposal No. 1 and Proposal No. 3 were as follows:

Proposal No. 1: Issuance of Common Stock in Excess of the Exchange Cap

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,772,270	9,370,916	373,215	9,582,524

Proposal No. 3: Adjournment of the Special Meeting

Votes For	Votes Against	Abstentions
30,013,512	8,928,606	156,809

Item 8.01. Other Events.

The Company adjourned the Special Meeting until January 12, 2026 at 8:30 a.m. Pacific Time, in order to allow the Company to solicit additional proxies with respect to Proposal No. 2.

The Company’s stockholders of record as of the Record Date will be able to attend virtually and vote at the reconvened special meeting using the same process in place for the originally scheduled Special Meeting, the details of which are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	December 30, 2025	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer